                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant /_/
Check the appropriate box:
/_/  Preliminary proxy statement
/_/  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
/_/  Definitive proxy statement
/_/  Definitive additional materials
/X/  Soliciting material under Rule 14a-12

                          LYNCH INTERACTIVE CORPORATION
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)

            --------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.

/_/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title  of each  class  of  securities  to which  transaction  applies:  Not applicable
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(2)  Aggregate number of securities to which transaction applies: Not applicable
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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable
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(4)  Proposed maximum aggregate value of transaction: Not applicable
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(5)  Total fee paid: Not applicable

/_/  Fee paid previously with preliminary materials.

/_/  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid: Not applicable
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(2)  Form, Schedule or Registration Statement No.: Not applicable
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(3)  Filing Party: Not applicable
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(4)  Date Filed: Not applicable
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                                EXPLANATORY NOTE

     Lynch Interactive Corporation (the "Company") is filing materials contained in this Schedule 14A with the Securities and Exchange  Commission (the "SEC") in connection with a possible solicitation of proxies in support of a reverse stock split at the next annual meeting of the  stockholders  of the Company.  Attached hereto is a press release  announcing  that the Company's Board of Directors had instructed  management  to include a proposal to approve the reverse stock split in its proxy statement for the 2005 annual meeting of stockholders.

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                    LYNCH INTERACTIVE TO CONSIDER GOING DARK

RYE,  New  York,  March  11,  2005 -  Lynch  Interactive  Corporation  (ASE:LIC)
announced today that its Board of Directors had instructed management to include in its  proxy  statement  for the  2005  annual  meeting  a  proposal  that  the shareholders  give the Board of  Directors  authority  to execute a "going dark"
transaction,   pursuant  to  which  the  company  would  reduce  its  number  of shareholders  of record below 300 through a reverse  stock split and then delist from the American Stock Exchange,  thereby suspending its reporting applications under the Securities  Exchange Act of 1934.  Details  concerning the transaction and the reasons for it will be included in the company's proxy statement.

* * * * * * *

This release contains certain forward-looking  information within the meaning of
Section 27A of the  Securities  Act of 1933, as amended,  and Section 21E of the
Securities  Exchange  Act of 1934,  as amended,  including  without  limitation, spectrum  investment,  and performance and financial targets for 2004. It should
be  recognized  that  such  information  is  based  upon  certain   assumptions,
projections and forecasts,  including without limitation business conditions and financial  markets,  regulatory  actions  and  initiatives,  and the  cautionary statements set forth in documents  filed by Interactive  with the Securities and
Exchange  Commission.  As a result,  there can be no assurance that any possible transactions  will be  accomplished  or be successful or that financial  targets will be met,  and such  information  is  subject  to  uncertainties,  risks  and inaccuracies, which could be material.

Interactive is a holding  company with  subsidiaries  in multimedia and actively seeks acquisitions, principally in existing business areas.

Interactive  is listed on the  American  Stock  Exchange  under the symbol  LIC.
Interactive's World Wide Web address is: http://www.lynchinteractivecorp.com.

* * * * * * *
Contact:    John A. Cole
            Vice President, Corporate Development,
            Secretary and General Counsel (914/921-8821)

Release: 05-04

401  Theodore  Fremd  Avenue,  Rye,  New York 10580 - Tel:  914-921-8821  - Fax:
914-921-6410

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                            SUPPLEMENTAL INFORMATION

     The  Company  intends to make a  preliminary  filing  with the SEC of proxy materials  to be used to solicit  votes for the  approval of the  reverse  stock split to effect the going private transaction.  The Company strongly advises all stockholders  of the Company to read the proxy  statement and any other relevant documents when it is available  because it will contain  important  information.
Such proxy  statement and any other  relevant  documents will be available at no charge on the SEC's web site at http://www.sec.gov.

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